Exhibit B

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Units of Sanchez Midstream Partners LP, dated as of September 17, 2020, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

SP COMMON EQUITY SUBSIDIARY LLC
By: SP Common Equity LLC, its sole member

	By:	/s/ Antonio R. Sanchez, III
	Name:	Antonio R. Sanchez, III
	Title:	Managing Member

SP COMMON EQUITY LLC

	By:	/s/ Antonio R. Sanchez, III
	Name:	Antonio R. Sanchez, III
	Title:	Managing Member

ANTONIO R. SANCHEZ, III

/s/ Antonio R. Sanchez, III

ANTONIO R. SANCHEZ, JR.

/s/ Antonio R. Sanchez, III, Attorney in fact

PATRICIO D. SANCHEZ

/s/ Antonio R. Sanchez, III, Attorney in fact

EDUARDO A. SANCHEZ

/s/ Antonio R. Sanchez, III, Attorney in fact

September 17, 2020